UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K
                                Current Report

                      PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES ACT OF 1934.

          Date of Report (Date of Earliest even reported):
                              December 30, 2004

                    Commission file number 000-31735

                        NANOSIGNAL CORPORATION, INC.
          (Exact Name of Registrant as specified in its charter)



        Nevada                                          88-0231200
 (State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                      Identification Number)

                            5440 W Sahara Ave, Suite 206
                       (Address of principal executive offices)

                              Las Vegas, NV  89146
                            (City, State and Zip Code)

                                    (702) 227-5111
                   Company's telephone number, including area code

Item 5.01  Changes in Control of Registrant

A meeting of the Board of Directors of NanoSignal Corp was held on December 30, 2004 to elect new officers of the corporation. The company was unable to reach a compensation agreement with the officers and employees appointed
on December 10, 2004.  Scott A. Ervin was elected President & CEO.   J. E.
Slayton was elected Secretary-Treasurer.

Scott A. Ervin spent many decades in New York with developers and bankers.As an executive for the Rockefellers he helped make projects such as Exxon, McGraw-Hill, Celanese and Time-Life buildings a success along with Park Avenue Plaza for CreditSusse and Fisher Brothers. He brings an entrepreneur spirit and a team approach to problem solving. He again welcomes the opportunity to complete Slices[tm] and bring the NanoSignal opportunities to the medical community globally.

J. E. Slayton received a Master of Business Administration degree with a concentration in accounting from the University of Akron in 1981. He has been a professional accountant for over thirty-five years, beginning with the position of Assistant Tax Controller for Olson Electronics, Inc. in 1968. Additionally, he held the positions of full time Accounting Instructor at Tri State University (Angola, In.) and Adjunct Instructor at the University of Nevada-Las Vegas. Mr. Slayton consented to two administrative proceedings in 2002 without admitting or denying the allegations asserted against him.
He agreed to not appear or practice before the SEC as an accountant.


December 30, 2004                         NANOSIGNAL CORPORATION, INC.

                                       By   /s/  Scott A. Ervin
                                           ---------------------
                                                 Scott A. Ervin, President